SALES, INSTALLATION, AND SERVICING AGREEMENT TERM SHEET

January 14, 2008

This Term Sheet sets out general terms for a Sales, Installation, And Servicing Agreement between Guardian Technologies International, Inc. (Guardian), Herndon, VA, and Hi-Tec Aviation Safety & Security Systems Pvt. Ltd (Hi-Tec) with registered address, 210 A, Ansals Jyoti Shikhar, 8-District Centre, JanakPuri, New Delhi  110058, India (collectively the Parties) for Guardian’s Products (PinpointTM. nSightTM, and future healthcare technologies developed from Signature MappingTM) within the defined Territory.

1.

Under the Agreement Hi-Tec will market and sell the Products and provide installation and aftermarket service for the Products in the Territory.

2.

Hi-Tec will neither represent Guardian nor be an agent of Guardian, but will be an authorized reseller of Products in the Territory.

3.

Sales in the Territory will be made direct to the end user by Hi-Tec and Hi-Tec will purchase Products from Guardian at prices and terms to be agreed upon in order to satisfy such sales. Resale of Products in the Territory shall be at prices and terms to be determined by Hi-Tec and shall be for Hi-Tec’s account. Guardian will publish list prices for use by Hi-Tec to establish the Hi-Tec discount schedule for their clients.

4.

Supply of installation and aftermarket services to end users for Products in the Territory will be for Hi-Tec’s account and Guardian shall have no obligations therein. In the event Guardian is needed to assist in such activities then such engagement shall be through Hi-Tec and Guardian shall be appropriately compensated by Hi-Tec for its services.

5.

All business, relationships, contracts, monetary exchanges, warranties, and obligations with respect to end users concerning Products in the Territory will be between Hi-Tec and the end users and Guardian shall have no obligations therein except normal and customary Product warranties to Hi-Tec.

6.

Guardian shall provide Hi-Tec with information and training with respect to Products appropriate to help Hi-Tec to market, sell, and service Products in the Territory.

7.

The Territory is India and adjacent countries having a common boundary with India with the exception of China.

8.

Hi-Tec will be the exclusive reseller of Products for India and non-exclusive reseller of Products for adjacent countries within the Territory.

9.

Hi-Tec agrees that ownership and all rights to Products and its designs (both hardware and software) are solely that of Guardian and that the Agreement does not provide or imply an transfer to Hi-Tec of any such ownership, rights, or any license to Products other than to resell Products purchased from Guardian within the Territory.

10.

Hi-Tec agrees that neither it or any other person or entity related to Hi-Tec or acting for Hi-Tec’s benefit shall copy, reverse engineer, or otherwise attempt to duplicate Products or make a similar product. Hi-Tec further agrees that it will not sell or represent within the Territory any other similar product that competes with Products.

11.

Hi-Tec agrees that all modifications or changes of any type to Products, including both hardware and software, shall be solely the right of Guardian and that Hi-Tec will not attempt or make any such changes or modifications nor encourage others to make any such changes or modifications.

12.

Hi-Tec agrees that it may receive Confidential Information concerning Products from Guardian in order to better be able to install and service Products and that it will execute a Confidentiality Agreement with Guardian in conjunction with this Agreement.

13.

Term of Agreement shall be for a period of five (5) years renewable for an additional five (5) years upon agreement by both Parties.

14.

Termination – either Party may terminate the Agreement upon 120 days written notice to the other Party. In such case either Party shall not be relieved of any monetary obligations to the other party or to obligations set out in terms 9, 10, 11, and 12 herein for a period of time to be agreed upon.

15.

The Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

/s/ William J. Donovan

1/14/08

/s/ Trib Singh

2/11/08

William J. Donovan

Date

Trib Singh

Date

President

President/CEO

Guardian Technologies

Hi-Tec Systems